                                                                 Exhibit 10.26.5


                                                                  Execution Copy

                      FIFTH AMENDMENT TO CREDIT AGREEMENT


     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT dated as of October 12, 1999 (this "Agreement"), by and among BIRMINGHAM STEEL CORPORATION (the "Borrower"), each of the financial institutions party hereto, and BANK OF AMERICA, N.A., successor to NationsBank, N.A. (South), as Agent (the "Agent").

     WHEREAS, the Borrower, the Lenders, the Swingline Lender and the Agent have entered into that certain Credit Agreement dated as of March 17, 1997, as amended as of June 23, 1998, as of September 30, 1998, as of July 27, 1999 and as of September 28, 1999 (as so amended, the "Credit Agreement");

     WHEREAS, the Borrower, the Agent, the Lenders and the Swingline Lender desire to amend the Credit Agreement upon the terms and conditions set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all of the parties hereto, all of the parties hereto agree as follows:

     Section 1.  Amendments to Credit Agreement.  Subject to the terms and
                 ------------------------------
conditions hereof, including without limitation, satisfaction of the conditions contained in Section 2, the parties hereto agree that the Credit Agreement is amended as follows:

     (a) The Credit Agreement is amended by deleting from Section 1.1 the definition of the terms "Consolidated EBIT", "Consolidated Net Worth" and "Debt to Capitalization Ratio" in their entirety.

     (b) The Credit Agreement is amended by deleting from Section 1.1 the definitions of the terms "Applicable Facility Fee", "Applicable Margin", "Consolidated Net Income", "Consolidated Tangible Net Worth", "Loan Document", "Material Adverse Effect", "Obligations", "Permitted Investments" and "Post-Default Rate" in their entirety and substituting in their places the following:

     "Applicable Facility Fee" means one-half of one percent (0.50%); provided,
                                                                      --------
     however, following the Performance Release Date, so long as the Agent shall
     -------
     have received the unanimous written consent of the Lenders thereto (and the execution of the Fifth Amendment by any Lender shall constitute such Lender's irrevocable consent to such reduction of the Applicable Facility Fee upon the Performance Release Date), the Applicable Facility Fee shall equal seven-twentieths of one percent (0.350%).

     "Applicable Margin" means, subject to adjustment as provided herein, (a) two percent (2.00%) with respect to LIBOR Loans and (b) one-half of one percent (0.50%) with respect to Base Rate Loans. If the Borrower shall fail to consummate the sale of all of the SBQ Division (Memphis/Cleveland) on or before January 31, 2001 (or such later date as the Requisite Lenders may agree to in writing), the Applicable Margin for both Types of Loans shall be increased by 1.00% above the Applicable Margin set forth in the first sentence of this definition; provided, however, upon receipt by the Agent of evidence reasonably satisfactory to the Agent that such sale shall have been consummated, the Applicable Margin for both Types of Loans shall be decreased to 0.50% above the Applicable Margin set forth in the first sentence of this definition on and after the effective date of such sale. Following the Performance Release Date, so long as the Agent shall have received the unanimous written consent of the Lenders thereto (and the execution of the Fifth Amendment by any Lender shall constitute such Lender's irrevocable consent to such reduction of the Applicable Margin upon the Performance Release Date), the Applicable Margin for (x) LIBOR Loans shall equal one and two-fifths of one percent (1.40%) and (b) Base Rate Loans shall equal zero percent (0.00%).

          "Consolidated Net Income" means, with respect to the Borrower and its Restricted Subsidiaries for any period of computation thereof, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a consolidated basis for such period; provided, however, that the following
                                         --------  -------
     shall be excluded when determining Consolidated Net Income: (a) any item of gain or loss resulting from the sale, conversion or other disposition of plant, property, and equipment; (b) gains or losses on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower and its Restricted Subsidiaries; (c) the income (or loss) for such fiscal period of any Person prior to the date such Person becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries, or such Person's assets are acquired by the Borrower or any of its Restricted Subsidiaries;
     (d) any write-up of any asset; (e) any other net gains or losses of an extraordinary nature as determined in accordance with GAAP; (f) any earnings attributable to the amortization of negative goodwill; (g) that portion of net earnings of any Restricted Subsidiary that is unavailable for payment as dividends to the Borrower or another Restricted Subsidiary as a result of a legal or contractual prohibition, unless such portion of such net earnings is legally available for either: (x) reimbursement to the Borrower or another Restricted Subsidiary for advances, loans or allocated expenses, or (y) advances or loans to the Borrower or another Restricted Subsidiary; (h) pre-operating/start-up costs as would be set forth in the financial statements of the Borrower and its Restricted Subsidiaries for such period prepared in accordance with GAAP; provided, however, the amount of such costs excluded for a fiscal quarter occurring during any such period shall not exceed the following amounts: (w) $10,000,000 for the fiscal quarter ending on September 30, 1999; (x) $8,000,000 for the fiscal quarter ending December 31, 1999; (y) $5,000,000 for the fiscal quarter ending March 31, 2000; and (z) $0 for each fiscal quarter ended thereafter;
     (i) any losses on disposal of the SBQ Division; and (j) any non-cash charges relating to the restructuring of, or write-down of the investments of the Borrower in, AIR and PCR. For purposes of calculating Consolidated Net Income, the amount shall include income (or loss) from both continuing and discontinued operations, except that adjustments to the allowance for discontinued operations and the related tax effects shall be excluded from such amount.

        "Consolidated Tangible Net Worth" means (a) the Borrower's stockholder's equity which would appear as such on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP less (b) all
                                                                    ----
     intangible items reflected therein, including all goodwill, all intangible plant expansion costs, all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, patents, trademarks, service marks, trade names, copyrights, unamortized excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

        "Loan Document" means this Agreement, each Note, the Guarantee, the Security Agreement, the Pledge Agreement, each Mortgage, the Trademark/Copyright Security Agreement, the Note Pledge Agreement, each document, instrument or agreement executed and delivered by the Borrower to or in favor of the Agent in connection with or relating to any Letter of Credit, the Collateral Agency Agreement, the Omnibus Agreement, and each other document or instrument now or hereafter executed and delivered by the Borrower or any Restricted Subsidiary to or in favor of the Agent, the Swingline Lender or any Lender in connection with, pursuant to or relating to this Agreement.

        "Material Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower or any Restricted Subsidiary to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, or (d) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

        "Obligations" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans;
     (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Agent, any Lender, the Swingline Lender or NCMI of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, all Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

        "Permitted Investments" means any of the following Investments: (a) direct obligations of the United States of America or obligations guaranteed by the United States of America maturing no later than 365 days from the date of acquisition; (b) repurchase agreements or eurodollar deposits with or certificates of deposit maturing no later than 365 days from the date of acquisition and issued by banks having a combined capital and surplus of over $250,000,000 and rated at least A- by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. ("S&P") and at least A3 by Moody's Investor Service, Inc. ("Moody's"); (c) Investment in commercial paper issued by corporations incorporated in the United States of America or any state thereof and maturing in 270 days or less and rated at least A-1 by S&P or P-1 by Moody's; (d) Investments in Property used in the ordinary course of business of the Borrower and the Guarantors; (e) Investments in AIR; (f) Investments in Restricted Subsidiaries which were Restricted Subsidiaries as of the Fifth Amendment Date; (g) Investments in other Persons (whether a Person which became a Restricted Subsidiary after the Fifth Amendment Date, an Unrestricted Subsidiary, or any unconsolidated Affiliate (excluding AIR)) not to exceed $3,000,000 in the aggregate during any period of twelve consecutive months so long as, in the case of this clause (g) only, immediately prior to, and immediately after the consummation of such Investment, and after giving effect thereto, no Default or Event of Default would exist; and (h) loans and advances to employees (x) for moving, entertainment, travel and other similar expenses, (y) to finance tax liabilities incurred with respect to restricted stock bonuses and (z) for other purposes, so long as all such loans and advances referred to in the preceding clauses (x) through (z) are made in the ordinary course of the Borrower's business consistent with past practices and do not exceed $2,000,000 in aggregate outstanding principal amount at any time. For purpose of this definition, an Investment shall include the direct or indirect acquisition, in one or a series of transactions, of any ongoing business, of all or substantially all of the assets of any Person, or of a division or asset group of a Person with identifiable net earnings (or loss), whether through purchase of assets, merger or otherwise. Following the Performance Release Date, the dollar amount limitation contained in the immediately preceding clause (g) shall no longer apply.

          "Post-Default Rate" means, in respect of any principal of any Loan, any Reimbursement Obligation or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to two percent (2.0%) plus the interest rate for Base Rate Loans as provided in Section 2.5.(a); provided that, if the amount so in default is the principal of a LIBOR Loan or a Bid Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, two percent (2.0%) plus the interest rate for such Loan as provided in Section 2.5.(a), and thereafter, the rate provided for above in this definition.

     (c) Section 1.1 of the Credit Agreement is hereby amended by adding the definitions of the following terms thereto in the appropriate alphabetical order:

          "AIR" means American Iron Reduction, L.L.C., a limited liability company organized under the laws of the State of Delaware.

          "Amount Limitation" has the meaning given that term in Section 2.8.(b)(ii).

          "Available Cash" means the aggregate amount of all available cash, cash equivalents and other funds on deposit in, held in or credited to, any deposit account, savings account, investment account or other similar account maintained by the Borrower or any Subsidiary with any financial institution or any other Person.

          "BSE" means Birmingham Southeast, LLC, a limited liability company organized under the laws of the State of Delaware.

          "Collateral Agent" means State Street Bank and Trust Company, solely in its capacity as Collateral Agent under the Collateral Agency Agreement.

          "Collateral Agency Agreement" means that certain Collateral Agency and Intercreditor Agreement dated as of October 12, 1999 by and among the Borrower, the Restricted Subsidiaries, the Secured Parties described therein and the Collateral Agent.

          "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) the aggregate amount of (i) taxes imposed on, or measured by, income or excess profits, (ii) Consolidated Interest Expense, and (iii) depreciation and amortization for such period (to the extent, and only to the extent, that any such amount in clauses (i), (ii) or
(iii) was deducted in the computation of Consolidated Net Income for such period), in each case accrued for such period by the Borrower and the Restricted Subsidiaries, determined on a consolidated basis for such Persons.

          "Consolidated EBITDAR" means, for any period, the sum of (a) Consolidated EBITDA for such period, plus (b) Rental Expense for such period (to the extent, and only to the extent, deducted in the computation of Consolidated Net Income for such period).

          "Debt to Consolidated EBITDA Ratio" means, for any Four-Quarter Period, the ratio of (a) Debt of the Borrower and its Restricted Subsidiaries as determined on a consolidated basis at the end of such period to (b) Consolidated EBITDA for such period.

          "Disposition" has the meaning given that term in the Collateral Agency Agreement (as in effect on the Fifth Amendment Date).

          "Equity Issuance" has the meaning given that term in the Collateral Agency Agreement (as in effect on the Fifth Amendment Date).

          "Existing Note Purchase Agreements" means (a) that certain Amended and Restated Note Purchase Agreement dated as of October 12, 1999 executed by the Borrower in respect of the Borrower's 10.03% Senior Notes due December 15, 2005 in the aggregate amount of $130,000,000 and (b) that certain Amended and Restated Note

Purchase Agreement dated as of October 12, 1999 executed by the Borrower in respect of the Borrower's (i) 9.71% Series A Senior Notes due December 15, 2002 in the aggregate amount of $76,000,000; (ii) 9.82% Series B Senior Notes due December 15, 2005 in the aggregate amount of $14,000,000; and (iii) 9.92% Series C Senior Notes due December 15, 2005 in the aggregate amount of $60,000,000.

          "Existing Reimbursement Agreements" means (a) that certain Amended and Restated Reimbursement Agreement dated as of October 12, 1999 among the Borrower, American Steel & Wire Corporation, and Bank of America, N.A.; (b) that certain Reimbursement Agreement dated as of October 1, 1996 between the Borrower and PNC Bank, National Association, successor to PNC Bank, Kentucky, Inc.; and
(c) that certain Reimbursement Agreement dated as of August 15, 1995 between the Borrower and PNC Bank, National Association, successor to PNC Bank, Kentucky, Inc.

          "Fixed Charge Coverage Ratio" means, with respect to any period of determination, the ratio of (a) Consolidated EBITDAR for such period to (b) the sum of (i) Consolidated Interest Expense for such period plus (ii) Rental
                                                         ----
Expense for such period plus (iii) the aggregate amount of all scheduled principal payments on Debt made by the Borrower and its Restricted Subsidiaries during such period (excluding any payments made by the Borrower to PNC Bank, National Association in respect of reimbursement obligations owing in connection with Irrevocable Letter of Credit No. 14321 dated August 30, 1995 issued by PNC Bank, Kentucky, Inc. for the benefit of PNC Bank, Kentucky, Inc. (predecessor to Chase Manhattan Trust Company), as Trustee and having an initial stated amount of $10,493,151), plus (iv) the aggregate amount of all cash dividends paid by
                 ----
the Borrower with respect to any of its capital stock during such period.

          "Fifth Amendment" means that certain Fifth Amendment to Credit Agreement dated as of October 12, 1999 by and among the Borrower, the Lenders party thereto and the Agent.

          "Fifth Amendment Date" means the date on which all of the conditions precedent set forth in Section 2 of the Fifth Amendment have been satisfied or waived in writing by the Requisite Lenders.

          "Guarantee" has the meaning given that term in the Omnibus Agreement.

          "Guarantor" means each Person that executes, or otherwise becomes a party to, the Guarantee.

          "LC Issuer" means with respect to the Existing Reimbursement Agreements, Bank of America, N.A. or PNC Bank, National Association, as applicable.

          "Mortgage" has the meaning given that term in the Omnibus Agreement.

          "Net Proceeds" has the meaning given that term in the Collateral Agency Agreement (as in effect on the Fifth Amendment Date).

          "Note Pledge Agreement" has the meaning given that term in the Omnibus Agreement.

          "Off Balance Sheet Liabilities" means, with respect to a Person, all obligations of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing if the transaction giving rise to such obligation (a) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease or (b) does not (and is not required to pursuant to generally accepted accounting principles) appear as a liability on the balance sheet of such Person.

          "Omnibus Agreement" means that certain Omnibus Collateral Agreement dated as of October 12, 1999 executed by the Borrower and the Restricted Subsidiaries in favor of the Collateral Agent and the Secured Parties identified therein.

          "Outstanding Credit" means the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, the aggregate principal amount of all outstanding Swingline Loans and the aggregate principal amount of all outstanding Bid Rate Loans.

          "PCR" means Pacific Coast Recycling, LLC, a limited liability company formed under the laws of the State of Delaware.

          "Performance Release Date" means the date on which the Borrower has delivered to the Agent evidence satisfactory to the Agent demonstrating that the Debt to Consolidated EBITDA Ratio as of the end of two consecutive fiscal quarters ending after the Fifth Amendment Date was less than 3.50 to 1.00.

          "Pledge Agreement" has the meaning given the term "Stock Pledge Agreement" in the Omnibus Agreement.

          "Priority Threshold Amount" means an amount equal to $235,000,000 as such amount may reduced from time to time in accordance with the provisions of
Section 2.12.(d).

          "Rental Expense" means, with respect to any period of determination, lease, rental and all other payments made in respect of or in connection with the use of property (whether real, personal or mixed) by the Borrower and its Restricted Subsidiaries with respect to such period other than (a) payments with respect to Capitalized Leases and (b) payments made with respect to any operating lease under which the annual lease payments do not exceed $25,000 in the aggregate.

          "Restricted Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of the Borrower or any of its Restricted Subsidiaries now or hereafter outstanding, other than (i) a dividend payable solely in shares of that class of stock to the holders of that class and (ii) a distribution of Rights under, and as defined in, that certain Rights Agreement dated as of January 16, 1996 between the Borrower and First Union National Bank, successor to First Union National Bank of North Carolina, as such agreement has been amended prior to, and is in effect on, the Fifth Amendment Date; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest of the Borrower or any of its Restricted Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Debt of the Borrower or any of its Restricted Subsidiaries that is subordinated in right of payment and otherwise to the Obligations or the obligations of the Guarantors under or in respect of the Guarantee; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any of its Restricted Subsidiaries now or hereafter outstanding.

          "SBQ Division" means the "special bar quality" division of the Borrower and its Subsidiaries which includes (a) all assets of the Borrower located in, or in related to its operations in, Memphis, Tennessee; (b) the assets of American Steel and Wire Corporation (and the Borrower's equity interests in American Steel and Wire Corporation); and (c) the Borrower's equity interest in AIR. The SBQ Division, excluding the Borrower's equity interest in AIR and the "missile wire" facility located in Cleveland, Ohio, is referred to herein as "SBQ Division (Memphis/Cleveland)".

          "Security Agreement" has the meaning given that term in the Omnibus Agreement.

          "Trademark/Copyright Security Agreement" has the meaning given that term in the Omnibus Agreement.

     (d) The Credit Agreement is amended by deleting the first sentence of
Section 1.2. thereof in its entirety and substituting in its place the following two sentences:

     All accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP except (x) the Borrower's compliance with the covenants contained in Section 9.1.(a), (b) and, if applicable,
     (e) (and accordingly all applicable calculations contained in any Compliance Certificate) and calculations of the Debt to Consolidated EBITDA Ratio for purposes of determining the Performance Release Date shall be determined based on the financial statements required to be provided by the Borrower pursuant to Section 8.4.(e) and (y) as otherwise expressly provided in this Agreement or any other Loan Document. If a change in GAAP occurs after the Fifth

     Amendment Date and such change materially affects the ability of the Borrower to comply with the provisions of Section 9.1. or any other financial covenant contained in this Agreement, the parties hereto shall enter into good faith negotiations with a view to amending such Section with the desired result that determination of the Borrower's compliance with such Section taking into account such change in GAAP will be as close as possible to the determination of the Borrower's compliance with such Section prior to such change.

     (e) The Credit Agreement is amended by deleting Section 2.3.(a) in its entirety and substituting in its place the following:

         (a) Letters of Credit.  Subject to the terms and conditions of this
             -----------------
     Agreement, the Agent, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding the date 90 days prior to the Termination Date one or more stand-by or documentary letters of credit (each a "Letter of Credit") up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount.

     (f) The Credit Agreement is amended by deleting Section 2.5. in its entirety and substituting in its place the following:

     Section 2.5.  Rates and Payment of Interest on Loans.

     (a)  Rates.
          -----

          (i)    Generally. The Borrower promises to pay to the Agent for
                 ---------
     account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

                 (A) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable
                                                          ----
          Margin;

                 (B) during such periods as such Loan is a LIBOR Loan, at the Adjusted Eurodollar Rate for such Loan for the Interest Period therefor, plus the Applicable Margin; and
                    ----

                 (C) if such Loan is a Bid Rate Loan, at the Bid Rate for such Loan for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.2.

          (ii)   Additional Interest Amounts Payable on Outstanding Credit Below
                 ---------------------------------------------------------------
     Priority Threshold Amount. In addition to the interest payable pursuant to
     -------------------------
     the immediately preceding clause (i), the Borrower promises to pay to the Agent for the account of each Lender additional interest calculated at a per annum rate equal to one-quarter of one percent (0.250%) on the lesser of (A) the outstanding balance of Revolving Loans and (B) an amount of Revolving Loans equal to the Priority Threshold Amount minus the aggregate amount of Letter
                                            -----
     of Credit Liabilities. Such interest shall be calculated on a daily basis and shall be payable as provided in the immediately following subsection
     (b).

          (iii) Default Interest. Notwithstanding the foregoing, during the
                ----------------
     continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender, or the Swingline Lender, as applicable, interest at the Post-Default Rate on the outstanding principal amount of all Loans made by such Lender or the Swingline Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

     (b)  Payment. Accrued interest on each Loan shall be payable (i) in the
          -------
case of all Loans (including Swingline Loans), monthly on the last day of each calendar month, (ii) in the case of a LIBOR Loan or a Bid Rate Loan, on the last day of each Interest Period therefor, (iii) in the case of any LIBOR Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted) and (iv) in the case of any Loan, upon the payment or prepayment thereof in full. Subject to receipt by the Agent of the written consent of all of the Lenders to the following payment terms contained in this sentence (which the Agent agrees to use good faith efforts to obtain), accrued interest on each Loan shall be payable (A) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (B) in the case of a LIBOR Loan or a Bid Rate Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (C) in the case of any LIBOR Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted) and (D) in the case of any Base Rate Loan, upon the payment or prepayment thereof in full. Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

     (g) The Credit Agreement is amended by deleting Section 2.8.(b) in its entirety and substituting in its place the following:

          (b)  Mandatory.
               ---------

               (i)   Outstandings in Excess of Commitments; Reductions in
                     ----------------------------------------------------
          Commitments. If at any time the Outstanding Credit exceeds the
          -----------
          aggregate amount of the Commitments in effect at such time, the Borrower shall immediately pay to the Agent for the account of the Lenders the amount of such excess. In addition, the Borrower shall pay to the Agent for the account of the Lenders for application to the Outstanding Credit an amount equal to the amount of any reduction in the Commitments pursuant to Section 2.12.

               (ii)  Outstandings in Excess of Amount Limitations.
                     --------------------------------------------
          Notwithstanding the first sentence of Section 2.1.(a) or Section 2.14., the Borrower agrees that at no time during the following periods shall it permit the aggregate Outstanding Credit to exceed the amount limitation corresponding to such period in the following table (each an "Amount Limitation"):

--------------------------------------------------------------------------------
                          Period                                   Amount
                                                                 Limitation
--------------------------------------------------------------------------------
Fifth Amendment Date through and
including October 31, 1999                                     $250,000,000
--------------------------------------------------------------------------------
November 1, 1999 through
and including November 30, 1999                                $260,000,000
--------------------------------------------------------------------------------
December 1, 1999 through and
including December 31, 1999                                    $270,000,000
--------------------------------------------------------------------------------

          If at any time during any such period the Outstanding Credit shall exceed the Amount Limitation corresponding to such period, the Borrower shall immediately pay to the Agent for the account of the Lenders, or the Swingline Lender, as the case may be, the amount of such excess.

               (iii) Excess Available Cash. If at any time the aggregate amount
                     ---------------------
          of Available Cash shall exceed $5,000,000, then the Borrower shall immediately pay to the Agent for the account of the Lenders, or the Swingline Lender, as the case may be, the amount of such excess.

               (iv)  Application of Mandatory Prepayments. Any payment received
                     ------------------------------------
          by the Agent as a result of the immediately preceding clauses (i) through (iii), shall be applied first to pay all amounts of principal outstanding on the Swingline Loans and then to pay all amounts of principal outstanding on the other Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. Subject to the immediately following clause (v), if the Borrower is required to pay any outstanding LIBOR Loans by reason of this subsection (b) prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

                     (v)   Investment of Certain Payments. With respect to any
                           ------------------------------
               payment received by the Agent as a result of the immediately preceding clause (iii), if (x) in the judgment of the Agent such payment was received late enough in the day that the application of such payment would not be practicable on such day or (y) the amount of such payment exceeds the amount of outstanding Swingline Loans and Loans which can be prepaid without any amounts being payable under Section 4.4, then the Agent shall invest such payment, in the case of clause (x), or such excess, in the case of clause (y), in such cash equivalents or other investments as the Agent shall determine in its sole discretion until the Agent has determined that the application of such payment (or excess) is practicable or will not result in any amounts being payable under Section 4.4. All such investments shall be held in the name of, and be under the sole dominion and control of, the Agent.

          (h) The Credit Agreement is amended by deleting Section 2.12. in its entirety and substituting in its place the following:

          Section 2.12. Reductions of the Commitments, Amount Limitations and Priority Threshold Amount.

               (a)   Voluntary. The Borrower shall have the right to terminate
                     ---------
          or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities and the aggregate principal amount of all outstanding Bid Rate Loans and Swingline Loans) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Agent. The Agent will promptly transmit such notice to each Lender.

               (b)   Mandatory. The aggregate amount of the Commitments shall be
                     ---------
          reduced by the amount of Net Proceeds distributed to the Lenders pursuant to the terms of the Collateral Agency Agreement in connection with any Disposition or Equity Issuance which amount so distributed shall be applied in satisfaction of the Borrower's obligations under the last sentence of Section 2.8(b)(i).

               (c)   Effect of Reductions of Commitments on Amount Limitations.
                     ---------------------------------------------------------
          Any reduction in the aggregate amount of Commitments shall result in a simultaneous and equal reduction in the Amount Limitation in effect at such time (as well as a simultaneous and equal reduction in each of the dollar amounts in the table set forth in Section 2.8.(b)(ii)).

               (d)   Effect of Reductions of Commitments on Priority Threshold
                     ---------------------------------------------------------
          Amount. Any reduction in the aggregate amount of Commitments shall
          ------
          result in a simultaneous and equal reduction in the Priority Threshold Amount in effect at such time if, and only if, such reduction in the aggregate amount of Commitments results from (i) any Disposition of the SBQ Division (Memphis/Cleveland) or (ii) an Equity Issuance.

          (i) The Credit Agreement is amended by deleting Section 3.5.(b) thereof in its entirety and substituting in its place the following:

               (c)   Reductions in Commitments.  Each voluntary reduction in
                     -------------------------
     Commitments under Section 2.12.(a) shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

          (j) The Credit Agreement is amended by deleting Section 3.5.(d) in its entirety and substituting in its place the following:

               (d)   Letters of Credit. The initial Stated Amount of each
                     -----------------
          stand-by Letter of Credit shall be at least $100,000 and each documentary letter of credit shall be at least $15,000.

          (k) The Credit Agreement is amended by deleting the first sentence of
Section 3.6.(b) thereof in its entirety and substituting in its place the following:

          The Borrower agrees to pay to the Agent for account of each Lender a letter of credit fee at a rate per annum equal to (i) the Applicable Margin for LIBOR Loans plus one-quarter of one percent (0.250%) times
                                 ----
          (ii) the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated.

          (l)  The Credit Agreement is amended by adding to the end of Section
5.2 the following new sentence:

          In addition, no Lender shall make any Revolving Loan or Bid Loan, the Agent shall not issue any Letter of Credit, and the Swingline Lender shall not make any Swingline Loan, if (i) the Borrower, or American Steel & Wire Corporation, as the case may be, shall have failed to pay to an LC Issuer any amount owing to it under the terms of an Existing Reimbursement Agreement referred to in clause (a) or (b) of the definition of "Existing Reimbursement Agreement" and such failure shall have continued for a period of 3 Business Days, (ii) such LC Issuer shall have given written notice of such failure to the Agent and the Lenders and (iii) the resulting Event of Default under Section 10.1.(d) shall not have been waived by the Requisite Lenders (including such LC Issuer).

          (m)   The Credit Agreement is amended by deleting clause (iii) of
Section 6.1.(d) thereof in its entirety and substituting in its place the following:

          (iii) result in or require the imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary, other than the Liens of the "Security Documents" as defined in the Omnibus Agreement.

          (n)   The Credit Agreement is amended by deleting the last sentence of
Section 6.1.(g) thereof in its entirety and substituting in its place the following:

          All Debt of the Borrower (other than Debt secured by a Lien permitted hereunder) ranks pari passu in, or subordinate to, right of repayment
                           ----------
          to all the Obligations.

          (o) The Credit Agreement is amended by deleting Section 6.1.(i) in its entirety and substituting in its place the following:

                (i) Litigation.  Except as disclosed (i) in the Borrower's
                    ----------
          Annual Report on Form 10K for the year ended June 30, 1998, (ii) in any other report filed by the Borrower with the Securities and Exchange Commission after June 30, 1998 but prior to the Fifth Amendment Date, (iii) in any press release issued by the Borrower after June 30, 1998 but prior to the Fifth Amendment Date or (iv) in writing to the Agent by the Borrower prior to the Fifth Amendment Date, there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting the Borrower or any Subsidiary or any of its respective property in any court or before any arbitrator of any kind or before or by any governmental body which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and there are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress, or to the knowledge of the Borrower threatened, relating to the Borrower or any Subsidiary.

          (p) The Credit Agreement is amended by deleting Section 6.1.(k) thereof in its entirety and substituting in its place, the following:

               (k)   Financial Statements and Condition.  The Borrower has
                     ----------------------------------
          furnished to each Lender copies of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1998, and the related consolidated statements of income, retained earnings and cash flow for the fiscal year ending on such date, with the opinion thereon of Ernst & Young LLP, and the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 1999, and the related consolidated statements of income, retained earnings and cash flow of the Borrower and its consolidated Subsidiaries for the fiscal quarter ending on such date. All such financial statements (including in each case related schedules and notes) are complete and correct and present fairly, in accordance with GAAP consistently applied throughout the periods involved, in all material respects, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from audits and normal year-end adjustments). Except as disclosed (i) in the Borrower's

          Annual Report on Form 10K for the year ended June 30, 1998, (ii) in any other report filed by the Borrower with the Securities and Exchange Commission after June 30, 1998 but prior to the Fifth Amendment Date, (iii) in any press release issued by the Borrower after June 30, 1998 but prior to the Fifth Amendment Date or (iv) in writing to the Agent by the Borrower prior to the Fifth Amendment Date, since June 30, 1998, there has been no material adverse change in the financial condition, operations, or business of the Borrower and its consolidated Subsidiaries taken as a whole. After giving effect to the transactions contemplated by the Transaction Documents (as defined in the Omnibus Agreement), each of the Borrower and the Restricted Subsidiaries is Solvent.

          (q) The Credit Agreement is amended by deleting Section 6.1.(m) in its entirety and substituting in its place the following:

               (m)   Environmental Laws.  Except as disclosed (i) in the
                     ------------------
          Borrower's Annual Report on Form 10K for the year ended June 30, 1998,
          (ii) in any other report filed by the Borrower with the Securities and Exchange Commission after June 30, 1998 but prior to the Fifth Amendment Date, (iii) in any press release issued by the Borrower after June 30, 1998 but prior to the Fifth Amendment Date or (iv) in writing to the Agent by the Borrower prior to the Fifth Amendment Date, each of the Borrower and its Subsidiaries has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals except for those Governmental Approvals, the failure to obtain or the failure with which to comply, could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws. Except as disclosed (w) in the Borrower's Annual Report on Form 10K for the year ended June 30, 1998, (x) in any other report filed by the Borrower with the Securities and Exchange Commission after June 30, 1998 but prior to the Fifth Amendment Date,
          (y) in any press release issued by the Borrower after June 30, 1998 but prior to the Fifth Amendment Date or (z) in writing to the Agent by the Borrower prior to the Fifth Amendment Date, and except for matters which could not reasonably be expected to have a Material Adverse Effect, the Borrower is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower or any of its Subsidiaries, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material. Except as disclosed (w) in the Borrower's Annual Report on Form 10K for the year ended June 30, 1998, (x) in any other report filed by the Borrower with the Securities and Exchange Commission after June 30, 1998 but prior to the Fifth Amendment Date, (y) in any press release issued by the Borrower after June 30, 1998 but prior to the Fifth Amendment Date or (z) in writing to the Agent by the Borrower prior to the Fifth Amendment Date, there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Borrower's knowledge, threatened, against the Borrower or any of its Subsidiaries relating in any way to Environmental Laws an adverse determination in respect of which could reasonably be expected to have a Material Adverse Effect.

          (r)  The Credit Agreement is amended by deleting the first sentence of
Section 6.1.(r) in its entirety and substituting in its place the following:

          Other than statements, estimates and projections provided by the Borrower with respect to the anticipated future performance of the Borrower and its Subsidiaries, all written information, reports and other papers and data furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower or any Subsidiary in connection with any of the Loan Documents were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter and did not contain any untrue statement of a fact material to the creditworthiness of the Borrower or any Subsidiary and did not omit to state a material fact necessary in order to make the statements contained therein not misleading, or, in the case of financial statements, present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods, except as otherwise provided in Section 8.4.(e).

          (s) The last sentence of Section 6.2. of the Credit Agreement is deleted in its entirely and the following substituted in its place:

          All representations and warranties made under this Agreement shall be deemed to be made at and as of the Fifth Amendment Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder.

          (t) The Credit Agreement is amended by deleting Section 7.2. thereof in its entirety and substituting in its place the following:

          Section 7.2.  Compliance with Applicable Law and Material Contracts.

               Comply, and cause each Subsidiary to comply, with (a) all Applicable Law, including the obtaining of all Governmental Approvals, if the failure to comply with which could reasonably be expected to have a Material Adverse Effect, and (b) all material terms and conditions of all Material Contracts to which it is a party unless, in the good faith judgment of the Borrower failure to comply would be in the best interests of the Borrower; provided, however, the provisions
                                              --------  -------
          of this clause (b) shall not be construed or deemed to be a waiver by a Lender of any rights it may have or claim under or with respect to any such Material Contract.

          (u) The Credit Agreement is amended by deleting the word "and" from the end of Section 8.4.(b), replacing the "." at the end of Section 8.4.(c) with a ";" and by adding to the end of Section 8.4. the following new subsections:

               (d) Promptly following, and in any event within 30 days of, the end of each calendar month, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related consolidated statement of income of the Borrower and its Subsidiaries for such month, all of which shall be certified by an assistant treasurer, chief financial officer or vice president-finance and control of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such month (without notes and subject to normal year-end adjustments). Together with such financial statements, the Borrower shall deliver a cash analysis report substantially in the form of Exhibit N;

               (e) Together with each financial statement required to be delivered pursuant to Sections 8.1., 8.2. and the immediately preceding subsection (d), that same financial statement prepared by the Borrower in accordance with GAAP (without notes and subject to normal year-end adjustments) in all respects but which excludes the effect of the accounting entries made by the Borrower with respect to its financial statements for the fiscal year ending June 30, 1999 and as required under Accounting Principles Board Opinion No. 30 ("APB 30") solely to the extent relating to the SBQ Division. Each such financial statement shall disclose, in form and substance satisfactory to the Requisite Lenders, the resulting differences between such statement and one prepared entirely in accordance with GAAP; and

               (f) On or before September 1 of each calendar year, commencing September 1, 2000, a copy of the Borrower's internal business plan for the fiscal year commencing on July 1 of such calendar year and ending on June 30 of the following year, such plan to include the Borrower's forecast on a month-by-month basis; and

               (g) Not later than the time furnished under the Existing Note Purchase Agreements, copies of each report, statement, document, notice or other item furnished pursuant to Section 9 of any such Existing Note Purchase Agreement or any related instrument, agreement or other document, to the extent not otherwise provided to the Lenders under any of the other provisions of this Agreement.

          (v) The Credit Agreement is amended by deleting Section 8.5.(b) in its entirety and substituting in its place the following:

               (b) any amendment to the articles of incorporation, articles of organization, certificate of limited partnership, by-laws, operating agreement, partnership agreement or other comparable organizational instrument of the Borrower or any Subsidiary;

     (w) The Credit Agreement is amended by deleting Section 9.1. in its entirety and substituting in its place the following:

     Section 9.1. Financial Covenants.

               The Borrower shall not:

               (a)   Fixed Charge Coverage Ratio.  Permit the Fixed Charge
                     ---------------------------
     Coverage Ratio for any Four-Quarter Period specified in the following table to be less than or equal to the ratio corresponding to such period in the table:

          --------------------------------------------------------------
               Four-Quarter Period Ending               Minimum Ratio
          --------------------------------------------------------------
                  September 30, 1999                   1.050 to 1.000
          --------------------------------------------------------------
                  December 31, 1999                    1.050 to 1.000
          --------------------------------------------------------------
                    March 31, 2000                     1.050 to 1.000
          --------------------------------------------------------------
                    June 30, 2000                      1.050 to 1.000
          --------------------------------------------------------------
                 September 30, 2000                    1.050 to 1.000
          --------------------------------------------------------------
                  December 31, 2000                    1.050 to 1.000
          --------------------------------------------------------------
                    March 31, 2001                      1.10 to 1.00
          --------------------------------------------------------------
                    June 30, 2001                       1.10 to 1.00
          --------------------------------------------------------------
                 September 30, 2001                     1.20 to 1.00
          --------------------------------------------------------------
            December 31, 2001 and any
                   date thereafter                     0.950 to 1.000
          --------------------------------------------------------------


               (b)   Minimum Consolidated EBITDA.  Permit the aggregate amount
                     ---------------------------
     of Consolidated EBITDA for any Four-Quarter Period specified in the following table to be less than the amount corresponding to such period in the table:

          ----------------------------------------------------------------
             Four-Quarter Period Ending                  Minimum EBITDA
          ----------------------------------------------------------------
                September 30, 1999                        $57,000,000
          ----------------------------------------------------------------
                December 31, 1999                         $57,000,000
          ----------------------------------------------------------------
                  March 31, 2000                          $57,000,000
          ----------------------------------------------------------------
                  June 30, 2000                           $61,500,000
          ----------------------------------------------------------------
                September 30, 2000                        $61,500,000
          ----------------------------------------------------------------
                 December 31, 2000                        $65,500,000
          ----------------------------------------------------------------
                   March 31, 2001                         $66,000,000
          ----------------------------------------------------------------
                   June 30, 2001                          $64,000,000
          ----------------------------------------------------------------
                September 30, 2001                        $67,500,000
          ----------------------------------------------------------------

          ----------------------------------------------------------------
             December 31, 2001 and any date thereafter      $71,000,000
          ----------------------------------------------------------------

           (c) Minimum Tangible Net Worth.  Permit Consolidated Tangible Net
               --------------------------
     Worth to be less than (i) $188,000,000 plus (ii) 50% of consolidated income from continuing operations (only if greater than $0) of the Borrower and its Subsidiaries for each fiscal quarter of the Borrower ending after June 30, 1999 minus (iii) 100% of consolidated net loss from discontinued operations (including any write-downs) of the Borrower and its Subsidiaries after June 30, 1999 plus (iv) 60% of all Net Proceeds from any Equity Issuance after June 30, 1999.

           (d) Capital Expenditures.  Permit the aggregate amount of Capital
               --------------------
     Expenditures of the Borrower and its Restricted Subsidiaries to be greater than: (i) $30,000,000 during the Borrower's fiscal year ending June 30, 2000; (i) $35,000,000 during the Borrower's fiscal year ending June 30, 2001; and (iii) $40,000,000 during the Borrower's fiscal year ending June 30, 2002.

           (e) Debt to Consolidated EBITDA Ratio.  For any Four-Quarter Period
               ---------------------------------
     ending on or after the Performance Release Date, permit the Debt to Consolidated EBITDA Ratio to be greater than or equal to 3.50 to 1.00.

     (x) The Credit Agreement is amended by deleting Sections 9.2.(a) through
(d) in their entirety and substituting in their place the following:

           (a) Negative Pledge.  The Borrower covenants that it will not, and
               ---------------
     will not permit any Restricted Subsidiary to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, to be subject to a Lien except:

               (i) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons;

               (ii) Liens incurred or deposits made in the ordinary course of business

                     (1) in connection with workers' compensation, unemployment insurance, social security and other like laws, and

                     (2) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in the immediately following subsection (iii)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

          (iii) Liens

                (1) arising from judicial attachments and judgments,

                (2) securing appeal bonds, supersedeas bonds, and

                (3) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose), provided that the execution or
                                                 --------
          other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and provided further that the aggregate amount so secured will not at any time exceed $10,000,000;

          (iv) Liens on Property of a Restricted Subsidiary which secure only obligations owing to the Borrower or a Restricted Subsidiary that is a Guarantor;

          (v) Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided that such exceptions and encumbrances could not reasonably be expected to materially interfere with the use of such Property in the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries;

          (vi) (1) Liens securing Debt in existence and listed in Schedule 6.1.(f) as of the Fifth Amendment Date, and

                (2) Liens securing renewals, extensions (as to time) and refinancings of such Debt secured by such Liens listed in such Schedule, provided that (A) the amount of Debt secured by each such Lien is not increased in excess of the amount of Debt outstanding on the date of such renewal, extension or refinancing, (B) none of such Liens is, or is required to be, extended to include any additional Property of the Borrower or any Restricted Subsidiary as a condition to, or as a result of, such renewal, extension or refinancing and (C) the holder or holders of such Liens and Debt have become parties to the Collateral Agency Agreement to the extent required to do so under the terms thereof;

          (vii) Purchase Money Liens, securing Debt to the extent permitted under Section 9.2.(d)(viii), so long as each such Purchase Money Lien secures Debt of the Borrower or a Restricted Subsidiary in an amount not exceeding one hundred percent (100%) of the cost of construction or acquisition of the particular

     Property to which such Debt relates (or, in the case of a Lien existing on any Property of any corporation at the time it becomes a Restricted Subsidiary, the Fair Market Value of such Property at such time);

          (viii) Liens securing the Secured Obligations (as defined in the Omnibus Agreement);

          (ix) Liens arising by virtue of any statutory or common law provision relating to bankers' liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution;

          (x) Liens constituting intellectual property licenses entered into in the ordinary course of business;

          (xi) Liens securing Capitalized Lease obligations to the extent such Debt is permitted under Section 9.2.(d)(viii), so long as any such Lien secures Debt of the Borrower or a Restricted Subsidiary in an amount not exceeding one hundred percent (100%) of the cost of construction or acquisition of the particular Property that is the subject of such Capitalized Lease;

          (xii) Liens securing Off Balance Sheet Liabilities which do not constitute Debt;

          (xiii) Financing statements permitted to be signed or filed under
     Section 9.2.(b);

          (xiv) Liens permitted under the express terms of the Security Documents (as defined in the Omnibus Agreement);

          (xv) Leases and subleases of Property to other Persons entered into in the ordinary course of business.

In addition, the Borrower will not, and will not permit any Restricted Subsidiary, directly or indirectly, to create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Person to grant a security interest in, or assign its property to, the Collateral Agent, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, license or other contract, (ii) with respect to any Person which becomes a Subsidiary of the Borrower after the Fifth Amendment Date, an agreement or other instrument of such Person existing at the time it becomes a Subsidiary, provided that such encumbrance or restriction is not applicable to any other Person, other than such Person becoming a Subsidiary and was not entered into in contemplation of such Person becoming a Subsidiary, (iii) this Agreement and the other Loan Documents, and (iv) any agreement existing on the Fifth Amendment Date to which the Borrower or any Restricted

Subsidiary is a party or by which any of their respective Properties is bound, and any renewal or extension of any such agreement.

           (b) Financing Statements.  The Borrower will not, and will not permit
               --------------------
any Restricted Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Borrower or such Restricted Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Borrower or such Restricted Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 9.2. or to evidence for information purposes a lessor's interest in Property leased to the Borrower or any such Restricted Subsidiary.

           (c) [Intentionally Omitted.]

           (d) Debt.  The Borrower will not, and will not permit any Restricted
               ----
     Subsidiary to, create, incur, assume, or permit or suffer to exist, any Debt other than the following:

               (i)    Debt arising under this Agreement and the other Loan
           Documents;

               (ii)   Debt arising under the Existing Note Purchase Agreements;

               (iii)  Debt arising under the Existing Reimbursement Agreements;

               (iv) Debt arising under the other Transaction Documents (as defined in the Omnibus Agreement);

               (v) other Debt existing on the Fifth Amendment Date and described on Schedule 6.1.(g);

               (vi) Debt extending the maturity of, or refunding, refinancing or replacing, in whole or in part, any Debt described in the immediately preceding clauses (i) through (v) above on terms no more restrictive in the aggregate (as reasonably determined by the Requisite Lenders) to the Borrower or such Restricted Subsidiary, as applicable, than the terms of the Debt so extended, refunded, refinanced or replaced, and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing, replacement or extension;

               (vii) Debt owing to the Borrower or to another Restricted Subsidiary that is a Guarantor;

               (viii) Debt in respect of Capital Leases and Debt secured by Purchase Money Liens permitted under Section 9.2.(a)(vii); provided that the aggregate outstanding principal amount of all such Debt does not exceed $35,000,000 at any time; and

                (ix) Debt that is unsecured Debt and that is not otherwise permitted under any of the preceding clauses (i) through (ix) in an aggregate amount not to exceed $25,000,000 at any time outstanding.

     (y) The Credit Agreement is amended by deleting Sections 9.2.(f) and (g) in their entirety and substituting in their place the following:

          (f)   [Intentionally Omitted.]

          (g)   Mergers; Consolidations.  The Borrower will not, and will not
                -----------------------
     permit any Restricted Subsidiary to, merge with or into or consolidate with or into any other Person or permit any other Person to merge or consolidate with or into it; provided, however, so long as no Default or Event of
                      --------  -------
     Default exists at the time thereof, or would exist immediately after giving effect thereto, a Restricted Subsidiary may (x) merge into or consolidate with a Wholly-Owned Restricted Subsidiary that is a Guarantor and (y) merge with and into the Borrower so long as the Borrower is the survivor of such merger.

     (z) The Credit Agreement is amended by adding to the end of Article IX the following new Sections:

     Section 9.5.  Restricted Payments.

          The Borrower shall not declare or make, or permit any Restricted Subsidiary to declare or make, any Restricted Payment; provided, however,
                                                            --------  -------
     that (a) Restricted Subsidiaries may declare and make Restricted Payments payable to the Borrower or any other Restricted Subsidiary that is a Guarantor and; (b) so long as no Default or Event of Default shall have occurred and be continuing, or would result therefrom, the Borrower may declare and make cash dividends with respect to its common stock so long as
     (i) the aggregate amount of such Restricted Payments paid during any fiscal quarter of the Borrower does not exceed $750,000 and (ii) immediately after giving effect to the payment of any such cash dividend, the aggregate amount of all cash dividends paid by the Borrower during the period commencing on July 1, 1999 and ending on the date of the payment of such cash dividend (excluding the cash dividend in the amount of $737,836.76 paid on August 9, 1999) does not exceed 50% of cumulative consolidated income from continuing operations of the Borrower and its Subsidiaries for such entire period.

     Section 9.6.  Disposition of Assets.

          The Borrower shall not, and shall not permit any Restricted
     Subsidiary to, convey, sell, lease, sublease, transfer or otherwise dispose of any assets (including without limitation, capital stock of or other equity interests in any Subsidiary or other Person) except for:

           (a) sales of inventory in the ordinary course of business;

           (b) the sale, lease, sublease, transfer or other disposition of machinery and equipment no longer used or useful in the conduct of business;

           (c) the sale, lease, sublease, transfer or other disposition of assets to the Borrower or to a Wholly-Owned Restricted Subsidiary that is a Guarantor;

           (d) the sale of assets of the SBQ Division (Memphis/Cleveland) to the extent permitted under the express terms of the Collateral Agency Agreement;

           (e) transfers of assets made as consideration for Permitted Investments;

           (f) the transfer by Cumberland Recyclers, LLC to BSE of the assets known as the "mega shredder" so long as: (i) the Borrower shall have given the Collateral Agent and the Agent at least 60-days' prior written notice of such transfer; (ii) no Default or Event of Default exists at the time of such transfer; (iii) such transfer is made subject to the Lien of the Collateral Agent in such assets; and (iv) all actions required under the Security Agreement to maintain the validity, perfection, enforceability and priority and rank of such Lien in connection with such transfer are taken; and

           (g) other sales and dispositions of Property of the Borrower or any Restricted Subsidiary, so long as the Fair Market Value of such Property does not exceed $10,000,000 in the aggregate during any fiscal year of the Borrower.

     The Borrower shall, and shall cause each Restricted Subsidiary that owns any Collateral to, pay over to the Collateral Agent all Net Proceeds received by the Borrower or such Restricted Subsidiary upon any Disposition for application and distribution in accordance with the terms of the Collateral Agency Agreement.

     Section 9.7.  Accounts with Financial Institutions other than the Lenders.

           The Borrower shall not, and shall not permit any Subsidiary to, maintain any deposit account, savings account, investment account or other similar account with any financial institution or other Person except for the Agent and the Lenders excluding: (a) lockbox accounts existing as of the Fifth Amendment Date and disclosed on the applicable Schedule to the Omnibus Agreement the entire balances of which are automatically transferred on a daily basis to a deposit account of the Borrower maintained with the Agent; and (b) other deposit accounts so long as the balances of such deposit accounts do not exceed $150,000 in the aggregate at any time; provided, however, Birmingham Steel Overseas, Ltd. may
                  --------- -------
     maintain its existing deposit account with Barclay's Bank, PLC in Barbados in which the proceeds of foreign sales are deposited so long as (i) the balance of such account does not exceed $1,000,000 in the aggregate at any time and (ii) such Subsidiary remains qualified as a "foreign sales corporation" under Section 922 of the Internal Revenue Code.

     Section 9.8.  Certain Proceeds from Equity Issuances.

           The Borrower may use Net Proceeds from any Equity Issuance which the Borrower is permitted to retain under the terms of the Collateral Agency Agreement and the other applicable Transaction Documents (as defined in the Omnibus Agreement) (a) to fund Restricted Payments not otherwise permitted under Section 9.5.; (b) to finance Investments not otherwise permitted under Section 9.2.(e); (c) to finance Capital Expenditures not otherwise permitted under Section 9.1.(d) and (d) for any other purpose not otherwise prohibited by this Agreement. To the extent the Borrower is not permitted to retain a portion of Net Proceeds from any Equity Issuance pursuant to the terms of the Collateral Agency Agreement, the Borrower shall pay such portion of Net Proceeds over to the Collateral Agent for application in accordance with the terms of the Collateral Agency Agreement.

     (aa) The Credit Agreement is amended by deleting subsections (b), (c), (d) and (g) of Section 10.1. and substituting in their respective places the following:

           (b) Default in Performance.  (i) The Borrower shall fail to perform
               ----------------------
     or observe any term, covenant, condition or agreement contained in Article
     IX. or (ii) the Borrower or any Restricted Subsidiary shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed and contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of 30 days after the earlier of (x) the date upon which the Borrower or such Restricted Subsidiary, as applicable, obtains knowledge of such failure or (y) the date upon which the Borrower or such Restricted Subsidiary, as applicable, has received written notice of such failure from the Agent.

           (c) Misrepresentations.  Any written statement, representation or
               ------------------
     warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary to the Agent, any Lender or the Swingline Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

           (d)  Debt Cross-Default.
                ------------------

                (i) The Borrower or any Subsidiary shall fail to pay when due and payable and after the expiration of any applicable grace and cure periods the principal of, or interest on, any Debt other than the Loans having an aggregate outstanding principal amount of $10,000,000 or more ("Material Debt"); or

              (ii) the maturity of any such Material Debt shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Debt or (y) been required to be prepaid or repurchased prior to the stated maturity thereof; provided,
                                                                       --------
          however, this clause (y) shall not be deemed to apply to the Debt
          -------
          evidenced by the industrial revenue bonds described on Schedule 6.1.(g) which are supported by letters of credit issued for the account of the Borrower or American Steel & Wire Corporation; or

              (iii) any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of such Material Debt, any trustee or agent acting on behalf of such holder or holders or any other Person, (x) to accelerate the maturity of any such Material Debt or (y) require any such Material Debt to be prepaid or repurchased prior to its stated maturity; provided, however, this clause (y) shall
                                        --------  -------
          not be deemed to apply to the Debt evidenced by the industrial revenue bonds described on Schedule 6.1.(g) which are supported by letters of credit issued for the account of the Borrower or American Steel & Wire Corporation.

          (g) Contesting Loan Documents.  The Borrower or any Restricted
              -------------------------
     Subsidiary shall disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document.

     (bb) The Credit Agreement is amended by adding to the end of Section 10.1. the following new subsection:

          (o) Perfection.  The Collateral Agent shall, for a period of 30 days,
              ----------
     cease to have a valid and perfected first-priority security interest (subject only to Permitted Liens) in Collateral having an aggregate book value in excess of $5,000,000 or in any other material portion of the Collateral, for any reason other than the failure of the Collateral Agent to take any action within its control.

     (cc) The Credit Agreement is hereby amended by deleting Section 12.3. thereof in its entirety and substituting in its place the following:

          In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time during the continuance of an Event of Default, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but subject to receipt of the prior written consent of the Requisite Lenders, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of such the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by
     Section 10.2., and although such obligations shall be contingent or unmatured.

     (dd) The Credit Agreement is amended by deleting the portion of the first sentence of Section 12.5.(d) preceding the proviso in its entirety and substituting in its place the following:

     Any Lender may with the prior written consent of the Agent (which consent shall not be unreasonably withheld) and with notice to, but not the consent of, the Borrower, assign to one or more banks or other financial institutions (each an "Assignee") all or a portion of its Commitment and its other rights and obligations under this Agreement and the Notes

     (ee) The Credit Agreement is amended be deleting Section 12.8. thereof in its entirety and substituting in its place the following:

     Section 12.8.  Designation of Subsidiaries.

           (a) Right of Designation.  Each Subsidiary acquired after the Fifth
               --------------------
     Amendment Date that, as of the date of such acquisition or at any future date, meets all of the requirements of a Restricted Subsidiary, as set forth in the definition thereof, shall be deemed, on and after such date and without any further action by the Borrower or any holder of Notes, to have been designated by the Borrower as a Restricted Subsidiary. Each Subsidiary designated as a Restricted Subsidiary in Schedule 2.1 of the Omnibus Agreement and each other Restricted Subsidiary shall, so long as it shall continue to satisfy the requirements of the definition of Restricted Subsidiary, be a Restricted Subsidiary on and after the Fifth Amendment Date and all other Subsidiaries, if any, listed in Schedule 2.1 of the Omnibus Agreement shall, subject to the immediately following subsection
     (b), be Unrestricted Subsidiaries on and after the Fifth Amendment Date.

           (b) Right of Redesignation.  Subject to the satisfaction of the
               ----------------------
     requirements of the immediately following subsection (c), the Borrower shall have the right, with respect to each Subsidiary that is an Unrestricted Subsidiary as of the Fifth Amendment Date, to designate such Subsidiary as a Restricted Subsidiary by delivering a written notice to such effect, signed by the Chairman, the Chief Executive Officer, an Executive Vice President, a Vice President or the President of the Borrower, to each Lender. Any designation under and in accordance with this subsection shall become effective, for purposes of this Agreement, on the day that notice thereof shall have been mailed (postage prepaid, by registered or certified mail, return receipt requested) by the Borrower to each Lender as provided in Section 12.1. The Borrower shall not have the right to designate a Restricted Subsidiary as an Unrestricted Subsidiary.

           (c)   Designation Criteria.
                 --------------------

                 (i) No Unrestricted Subsidiary shall at any time after the Fifth Amendment Date be designated as a Restricted Subsidiary unless:

                        (A) such Subsidiary at such time meets all of the requirements of a Restricted Subsidiary as set forth in the definition thereof; and

                        (B) immediately before and after, and after giving effect to such designation, and assuming that all Investments of, all obligations and liabilities of, and all Liens on the Property of, such Subsidiary being so designated were made or incurred contemporaneously with such designation, no Default or Event of Default exists or would exist.

                 (ii) No Restricted Subsidiary shall at any time after the Fifth Amendment Date be designated as an Unrestricted Subsidiary.

     (ff) The Credit Agreement is amended by adding to the end of Article XII the following new Section:

     Section 12.20.  Collateral Agency Agreement.

           THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF THE COLLATERAL AGENCY AGREEMENT.

     (gg) The Credit Agreement is amended by deleting Schedules 6.1.(f) and (g) thereto and substituting in their respective places Schedules 6.1.(f) and (g) attached hereto.

     (hh) The Credit Agreement is amended by deleting Exhibit B thereto and substituting in its place Exhibit B attached hereto.

     (ii) The Credit Agreement is amended by deleting Exhibit E thereto and substituting in its place Exhibit E attached hereto.

     (jj) The Credit Agreement is amended by adding as Exhibit N thereto the Exhibit N attached hereto.

     Section 2.  Conditions Precedent.  The effectiveness of Section 1 and
                 --------------------
Section 13 of this Amendment is subject to receipt by the Agent (unless receipt thereof is wanted in writing by the Requisite Lenders) of each of the following, each in form and substance satisfactory to the Agent:

     (a) Evidence that the conditions precedent to the effectiveness of the Omnibus Agreement as contained in Section 1.1(a) thereof have been satisfied or waived as permitted under the terms thereof;

     (b) Copies of fully-executed amendments to (or amendments and restatements of) each of the following agreements evidencing that such agreements have been amended in a manner comparable to the amendments to the Credit Agreement provided for in Section 1 above:

          (i) those certain Note Purchase Agreements dated as of September 1, 1993, as amended executed by the Borrower in favor of the purchasers of the Borrower's 7.28% Senior Notes due December 15, 2005 in the aggregate amount of $130,000,000;

          (ii) those certain Note Purchase Agreements dated as of September 15, 1995 executed by the Borrower in favor of the purchasers of the Borrower's (A) 6.96% Series A Senior Notes due December 15, 2002 in the aggregate amount of $76,000,000; (B) 7.07% Series B Senior Notes due December 15, 2005 in the aggregate amount of $14,000,000; and (C) 7.17% Series C Senior Notes due December 15, 2005 in the aggregate amount of $60,000,000;

          (iii) that certain Reimbursement Agreement dated as of September 1, 1995, as amended, among the Borrower, American Steel and Wire Corporation and Bank of America, N.A., successor to Bank of America Illinois;

          (iv) that certain Reimbursement Agreement dated as of August 15, 1995, as amended, between the Borrower and PNC Bank, National Association, successor to PNC Bank, Kentucky, Inc.; and

          (v) that certain Reimbursement Agreement dated as of October 1, 1996, as amended, between the Borrower and PNC Bank, National Association, successor to PNC Bank, Kentucky, Inc.;

     (c) all fees and expenses payable by the Borrower to the Agent, Banc of America Securities LLC and the Lenders on or prior to the effectiveness of this Amendment, including without limitation, the closing fees referred to in that certain letter agreement dated August 3, 1999 between the Agent and the Borrower, all fees payable under Section 4 hereof, and all fees and expenses of the Agent's counsel and each Lender's counsel as provided in Section 8 hereof;

     (d) an opinion or opinions of counsel to the Borrower and the Restricted Subsidiaries, in form reasonably satisfactory to the Agent, regarding (i) the formation of the Borrower and each Guarantor, (ii) the authority of the Borrower and each Guarantor to execute, deliver and perform this Amendment, the Credit Agreement as amended by this Amendment, and other Loan Documents being executed and delivered in connection herewith (to the extent a party thereto), (iii) the enforceability of such Loan Documents under the laws of the State of Georgia or New York, as the case may be, (iv) whether the execution, delivery and performance by the Borrower and such Guarantor of such Loan Document violate certain specified agreements to which the Borrower or any Guarantor is a party and (v) such other matters as the Agent may reasonably request;

     (e) If requested by the Agent, a letter from the Borrower addressed to the Agent and the Lenders in which the Borrower agrees to use commercially reasonable efforts to deliver to the Agent by specified dates items which were to be delivered to the Agent on or prior to the date hereof;

     (f) With respect to (i) the Equipment Lease Agreement dated as of September 30, 1997, as amended (the "Equipment Lease"), between Chase Manhattan Trust Company, National Association, successor to PNC Bank, National Association (the "Owner Trustee"), as Lessor, and the Borrower, as Lessee, regarding certain melt shop equipment leased by the Borrower, and (ii) the related Trust Indenture and Security Agreement dated as of September 30, 1997, as amended, between the Owner Trustee and First Union National Bank, as Indenture Trustee, a letter from each of the Owner Participants (as defined in the Equipment Lease) and each holder of an Equipment Note (as defined in the Equipment Lease) regarding the right of the Borrower to terminate the Equipment Lease and to cause the prepayment of such Equipment Notes; and

     (g) such other documents, agreements and instruments as Agent may reasonably request.

Upon the execution and delivery of this Agreement by Requested Lenders, the Agent and the Borrower, the conditions in this Section 2 shall be deemed satisfied and waived.

     Section 3.  Representations and Warranties of the Borrower.  To induce the
                 ----------------------------------------------
Agent, the Lenders and the Swingline Lender to enter into this Amendment, the Borrower represents and warrants to each of them as follows as of the date hereof (and assuming the effectiveness of this Amendment):

     (a)   No Default or Event of Default has occurred and is continuing;

     (b) The representations and warranties made or deemed made by the Borrower and each Restricted Subsidiary in the Loan Documents to which it is a party, are true and correct with the same force and effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement;

     (c) The Borrower and the Restricted Subsidiaries have the right and power, and each has taken all necessary action to authorize it, to execute, deliver and perform this Amendment, the Guarantee, the Collateral Agency Agreement, the Security Agreement, the Pledge Agreement, the Mortgages (as each such term is defined in the Omnibus Agreement) and all of the other documents, instruments and agreements being executed by the Borrower or any Restricted Subsidiary in connection with any of the foregoing (collectively, the "Amendment Documents") to the extent such Person is a party thereto, and, with respect to the Borrower, to perform the Credit Agreement as amended by this Amendment, in each case in accordance with their respective terms. This Amendment and the other Amendment Documents to which the

Borrower or any Restricted Subsidiary is a party have been duly executed and delivered by the duly authorized officers of the Borrower and its Restricted Subsidiaries, as the case may be, and each of this Amendment, such other Amendment Documents and the Credit Agreement as amended by this Amendment is a legal, valid and binding obligation of the Borrower and each Restricted Subsidiary a party thereto enforceable against such Person in accordance with its respective terms except as may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity; and

     (d) The execution and delivery of this Amendment, such other Amendment Documents, and the performance of each of this Amendment, such other Amendment Documents and the Credit Agreement as amended by this Amendment, in accordance with its respective terms, do not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any Subsidiary; (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or the bylaws of the Borrower or any Restricted Subsidiary, or any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary except for Liens granted pursuant to, or contemplated by, the Collateral Agency Agreement.

     Section 4.  Amendment Fee.  In consideration of the Lenders amending the
                 -------------
Credit Agreement as provided herein, the Borrower agrees to pay to the Agent for the account of each Lender a fee in an amount equal to two-tenths of one-percent (0.20%) of the amount of such Lender's Commitment.

     Section 5.  No Third Party Beneficiaries.  Except for the Borrower, the
                 ----------------------------
Lenders, the Swingline Lender and the Agent, no Person is intended to be a beneficiary of this Amendment and no other Person shall be authorized to rely upon the contents of this Amendment.

     Section 6.  Effect. The amendments contained herein shall be deemed to have
                 ------
prospective application only.

     Section 7.  Release of Claims.  The Borrower, for itself and all of its
                 -----------------
predecessors, successors and assigns, acknowledges, affirms and represents that immediately prior to giving effect to this Amendment, it is legally, validly and enforceably obligated to each of the Agent, the Lenders and the Swingline Lender under and pursuant to the Credit Agreement and each of the other Loan Documents (as defined in the Credit Agreement) to which the Borrower is a party (the Credit Agreement, together with such other Loan Document, the "Existing Loan Documents") and that the Borrower has not defense, offset, counterclaim or right of recoupment with regard to such obligations, hereby fully, forever and completely releases and discharges each of the Agent, the Lenders and the Swingline Lender and all of their respective employees, officers, directors, trustees, shareholders, affiliates, agents (including, without limitation, Banc of America Securities LLC), attorneys, representatives, predecessors, successors and assigns

(collectively, the "Released Parties"), from any and all claims, demands, liabilities, damages and causes of action of any kind whatsoever, whether based on facts in existence prior to or as of the date of the effectiveness of this Amendment, whether known or unknown, which the Borrower may now have or may have had at any time heretofore or may have at anytime hereafter, whether for contribution or indemnity or otherwise, and whether direct or indirect, fixed or contingent, liquidated or unliquidated, arising out of or related in any way to any of the following: (a) any of the Existing Loan Documents; and (b) any action, inaction or omission by any of the Released Parties in connection with any of the Existing Loan Documents or the administration thereof.

     Section 8.  Expenses.  The Borrower agrees to pay or reimburse the Agent
                 --------
and each Lender for all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, any of the other Amendment Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Agent and counsel to each Lender.

     Section 9.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                 -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

     Section 10. Counterparts.  This Amendment may be executed in any number of
                 ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall constitute an original, but all of which taken together shall be one and the same instrument.

     Section 11. Severability.  If any provision of this Amendment shall be
                 ------------
determined to be invalid, then only such provision shall be invalid and all other provisions of this Amendment shall remain effective and binding.

     Section 12. Defined Terms.  Terms not otherwise defined in this Amendment
                 -------------
which are defined in the Credit Agreement are used herein with the respective meanings given them in the Credit Agreement.

     Section 13. Waiver of Existing Defaults.  Subject to satisfaction of the
                 ---------------------------
conditions precedent contained in Section 2 above, the Lenders hereby irrevocably and permanently waive all Defaults and Events of Default which existed immediately prior to the effectiveness of this Agreement and the Lenders agree that each such existing Default and Event of Default shall be deemed to have been permanently and irrevocably waived as of the date of the initial occurrence thereof.

     Section 14. Transaction Documents.  The Lenders direct and authorize the
                 ---------------------
Agent to enter into each Transaction Document (as defined in the Omnibus Agreement) to which the Agent (in such capacity) is or is to become a party.

                         [Signatures on Following Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Credit Agreement to be executed as of the date first above written.

                                       THE BORROWER:

                                       BIRMINGHAM STEEL CORPORATION


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------


                                       THE AGENT AND THE LENDERS:

                                       BANK OF AMERICA, N.A., successor to
                                        NationsBank, N.A. (South), as Agent,
                                        as a Lender and as Swingline Lender


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------


                                       PNC BANK, NATIONAL ASSOCIATION, as
                                        Co-Agent and as a Lender


                                        By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------



                                       THE BANK OF NOVA SCOTIA, as Co-Agent
                                        and as a Lender


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------

                  [Signatures continued on the following page]

             [Signature Page to Fifth Amendment to Credit Agreement dated as of October __, 1999 with Birmingham Steel Corporation]

                                       THE BANK OF TOKYO - MITSUBISHI, LTD
                                        ATLANTA AGENCY


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------


                                       CIBC INC.


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------


                                       AMSOUTH BANK


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------


                                       DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
                                        CAYMAN ISLAND BRANCH


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------


                  [Signatures continue on the following page]

             [Signature Page to Fifth Amendment to Credit Agreement dated as of October __, 1999 with Birmingham Steel Corporation]


                                       GENERAL ELECTRIC CAPITAL CORPORATION


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------


                                       BANK ONE, NA, formerly known as The
                                        First National Bank of Chicago


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------


                                       FIRST AMERICAN NATIONAL BANK


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------


                                       THE SANWA BANK, LIMITED


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------


                  [Signatures continue on the following page]

             [Signature Page to Fifth Amendment to Credit Agreement dated as of October __, 1999 with Birmingham Steel Corporation]


                                       UBS AG, SAMFORD BRANCH, successor to
                                        Union Bank of Switzerland, New York
                                        Branch


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------


                                       By:
                                          ----------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------